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EXHIBIT 10.24


                                 PROMISSORY NOTE


Las Vegas, Nevada                                          Dated: April 28, 2005


         1. BORROWER'S PROMISE TO PAY. For value received, 3Pea Technologies, inc., 3068 E. Sunset Road, Suite 3, Las Vegas, Nevada, 89120 ("Maker"), promises to pay to Arnold W. Parnell or Nominee at 2222 Foothill Blvd, Suite 323, La Canada, CA 91011, or Order, or the holder of this Note ("Payee"), the principal sum of Thirty Thousand Dollars no/100 ($30,000.00). The principal sum due under this Note shall be payable as interest and principal in accordance with paragraphs 2 and 3 below.

         2. INTEREST. The unpaid principal amount of this Note shall bear interest at the annual rate of eight percent (8%) per annum from the above date until all principal and accrued interest have been paid in full.

         3. PAYMENT. The principal balance plus all accrued interest shall be payable as follows:

                  A. On or before Ninety (90) days from the date of this Note.

                  B. No Prepayment Penalty. Maker may pay any portion or all of the principal amount and interest due under this Note at any time prior to maturity without any penalty whatsoever. Should any prepayment be made, such prepayment shall be first applied to any accrued interest which may be due and the balance of any such prepayment shall be applied to the payment of principal.

                  C. Place of payment/Notice. All payments by Maker to Payee under this Note and all notices required or provided to be sent by any party hereto shall be made to the party entitled to receive payment, or the party to receive notice at their address above. Any party may change its address for purposes of this paragraph by giving written notice of such change of address to the other party in the manner herein provided for giving notice.

         4. WAIVER OF PRESENTMENT, NOTICE OF DISHONOR AND PROTEST. Maker waives all rights to require the Payee to do the following things:

                  A. To demand payment of amounts due (known as "presentment");

                  B. To give notice that amounts due have not been paid (known as a "notice of dishonor");

                  C. To obtain an official certification of nonpayment (known as a "protest").

         5. DEFAULT.

                  A. Notice. Should default be made in the payment of any installation of principal or interest when due, Maker shall not be considered in default if payment is received by Payee within ten (10) days following receipt of written notice of default by Maker.

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                  B. Remedies Upon Default. If Maker is considered to be in
default under this Note, Payee shall then have the right to bring suit or take any other action available to enforce payment of this Note upon the Maker. Also upon default, at the election of Payee, the entire amount of the unpaid principal and interest shall become immediately due and payable.

                  C. Waivers. No waiver by Payee of any default shall operate as a waiver of any other default. No matter shall be considered waived by implication, or expressly waived unless in writing signed by the Payee. All remedies are cumulative, and not alternative. No right or power of Payee hereunder shall be deemed to have been waived by any act or conduct on the part of Payee, or by any neglect to exercise such right or power, or by any delay in doing so; and every right or power shall continue in full force and effect unless specifically waived or released by an instrument in writing executed by Payee.

         6. COLLECTION COSTS. In the event that Payee shall retain or engage an attorney or attorneys' to collect, enforce, or protect its interest with respect to this Note, or as to any collateral securing the Note, the Maker shall pay all of the costs and expenses of such collection, enforcement, or protection, including reasonable attorneys' fees and costs, and the Payee may take judgment for all such amounts, in addition to the unpaid principal balance of the Note and accrued interest thereon.

         7. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the respective parties hereto.

         8. APPLICABLE LAW. This Note shall be governed by and construed in accordance with its terms and by the laws and judicial decisions of the State of Nevada.

         9. DESCRIPTIVE HEADINGS. The descriptive headings of the paragraphs of this Note have been inserted for convenience of reference only and shall not control or effect the interpretation or construction of any paragraph herein.

         10. TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance of all obligations under this Note.

11. TERMS OF NOTE. The terms of this Note shall govern the obligations between the Maker and Payee with respect to the principal amount and interest due under this Note as well as all remedies in the event of a default.

                                             MAKER:
                                             3Pea Technologies, Inc.


                                             By: /s/ Mark R. Newcomer
                                                 -------------------------------
                                                 Mark Newcomer
                                                 Chief Executive Officer





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